Exhibit 10.37

TERRASCEND CORP. – SHARE UNIT AGREEMENT

1. Participant Information

Participant Name
Participant ID
Participant Address

2. Overview

TerrAscend Corp. (the “Corporation”) has a share plan with an original effective date of November 19, 2019 and an amended and restated effective date of November 2, 2021, June 22, 2023 and June 26, 2023 (the “Plan”). A copy of the Plan in effect on the date of this agreement is available to download below and is stored in your eDocument section on Siebert.

The board of directors of the Corporation has authorized the granting to you (the “Participant”) of share units under the Plan, having the terms set out in this online grant acceptance (the “Share Units”).

All capitalized terms used in this grant acceptance but not defined herein shall have the meanings ascribed to them in the Plan.

3. Award Details

Participant Name
Grant Number
Grant Date

4. Vesting Details

Milestone	Date	Number of Shares Vesting
Vesting Date 1
Vesting Date 2
Vesting Date 3
Vesting Date 4

5. Other Terms

Settlement. The Participant understands that the settlement of the Share Units are subject to Section 6 of the Plan, including, without limitation, the timing rules set forth in Section 6.1.1 thereof. For purposes of Section 6.3 of the Plan, the Vesting Dates for the Share Units, provided that the Participant is Employed on the relevant Vesting Date, are as set forth under “Vesting Details” in the online grant acceptance.

Taxation and Withholding. The Participant has read and understands Section 9.2 of the Plan. The Participant understands that the Corporation and its Subsidiaries may withhold income and/or other employment taxes (such as social security and Medicare taxes) from any payments due to the Participant under the Plan and this grant acceptance and/or from any other amount payable to the Participant by the Corporation or any of its Subsidiaries, whether or not under the Plan.

No Right to Continued Employment. The Participant has read and understands Section 9.3 of the Plan. Nothing therein or herein, or by virtue of the fact that the Participant is receiving this grant of Share Units, entitles the Participant to continued employment for any specified period of time.

Section 409A. The Participant has read and understands Section 9.8 of the Plan. The Participant understands that the Share Units are intended to be exempt from, or compliant with the requirements of, Section 409A, and that the terms of Section 9.8 of the Plan apply to the Share Units. The Participant understands that neither the Corporation nor any of its Subsidiaries is making any representation to him/her about the effect of Section 409A on the Share Units or the taxation of the Share Units under Section 409A. The Participant understands that he/she is responsible for seeking his/her own tax advice with respect to the tax effects of the Share Units.

U.S. Securities Law Representations. The Participant has read and understands Section 9.9 of the Plan, and hereby represents and warrants to the Corporation as follows in connection with his/her acceptance of this grant of Share Units:

• The Participant is familiar with the provisions of Rule 701 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which permit limited public resales of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

• The Participant acknowledges and agrees that the Plan and this grant of Share Units are intended to comply with Rule 701 (and, to the extent applicable, Section 25102(o)), and any provision that is inconsistent with Rule 701 (and, to the extent applicable, Section 25102(o)) shall, without further action or amendment by the Corporation, be reformed to comply with the requirements of Rule 701 and/or Section 25102(o).

• The Participant understands that (i) the issuance and transfer of any securities (including the Share Units) under the Plan shall be subject to the Participant’s and the Corporation’s compliance with all applicable requirements of federal, foreign, and state securities laws and with all applicable requirements of any stock exchange on which such securities may be listed at the time of such issuance or transfer and (ii) the Corporation is under no obligation to register or qualify any such securities with the U.S. Securities and Exchange Commission (the “SEC”), any state securities regulator or governmental body, or any stock exchange to effect such compliance.

• The Participant acknowledges and agrees that he/she shall not transfer, assign, grant a lien or security interest in, encumber, pledge, hypothecate, or otherwise dispose of any of the securities

(or any interest therein) issued under the Plan unless and until the Participant shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation (or its counsel), that: (i)(A) the proposed transfer or disposition does not require registration under any applicable federal, foreign, or state securities laws, and (B) all appropriate actions necessary for compliance with the registration requirements or of any exemption available under the Securities Act, including, without limitation, Rule 144, or other applicable federal, foreign, and state securities laws have been taken by the Participant; and (ii) the proposed disposition or transfer will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Rule 701, Section 25102(o), to the extent applicable, or under any other applicable securities laws or adversely affect the Corporation’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities laws for this grant of the Share Units or any other issuance of securities under the Plan.

• If the Participant is a resident of the State of California on the date of this grant of Share Units (or any other issuance of securities under the Plan) and which grant is intended to be exempt from registration in California pursuant to Section 25102(o), then the Participant acknowledges and agrees that he/she has read and reviewed the limitations, terms, and conditions set forth in the California Supplement to the Plan.

• The Participant understands and acknowledges that the Corporation will rely, without qualification or limitation, upon the accuracy of the representations set forth herein and the Participant hereby consents to such reliance in all respects.

Transferability. The Participant will not, directly or indirectly, transfer or assign the Share Units, except as expressly permitted in the Plan.

Rights of Participant. Share Units are not Shares and a grant of Share Units will not entitle a Participant to any shareholder rights, including, without limitation, voting rights, dividend entitlement, or rights on liquidation. Nothing in the Plan or this online grant acceptance will confer on the Participant any right to continue in the employment or service of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate the Participant's employment or service at any time.

Independent Legal Advice. The Participant acknowledge that he/she had the opportunity to receive independent legal advice from his/her own counsel with respect to the terms of this online grant acceptance, and understands the risks associated with acquiring shares pursuant to the Plan.

Governing Law. This online grant acceptance is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

Time of Essence. Time is of the essence in all respects of this online grant acceptance.

Acceptance of Share Unit Agreement

I accept and agree to be bound by all of the terms set out above and included as Other Terms and to accept and be bound by the Plan.

______________________________ Dated: ______________________________
Name: